FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2008

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard, Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (310) 302-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 9

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the estimated losses, preliminary quarterly loan portfolio analysis, and preliminary summary monthly financial data as of and for the period ended March 31, 2008, attached as Exhibits 99.1, 99.2 and 99.3 respectively, which are being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated April 25, 2008 reporting estimated losses at March 31, 2008
99.2	Preliminary Quarterly Loan Portfolio Analysis as of and for the period ended March 31, 2008
99.3	Preliminary Monthly Financial Data as of and for the period ended March 31, 2008 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: April 25, 2008	By: /s/ Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page(s)

99.1	Press release dated April 25, 2008 reporting estimated losses at March 31, 2008	4
99.2	Preliminary Quarterly Loan Portfolio Analysis as of and for the period ended March 31, 2008	5-7
99.3	Preliminary Monthly Financial Data as of and for the period ended March 31, 2008	8-9

EXHIBIT 99.1

FIRSTFED FINANCIAL CORP.
PRESS RELEASE

FIRSTFED REPORTS ESTIMATED LOSSES AT MARCH 31, 2008

Los Angeles, California, April 25, 2008 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced that they expect to substantially increase their allowance for single family loan losses at March 31, 2008.  The Bank’s total provision for loan losses for the current quarter is expected to be between $140 million and $160 million, resulting in an after-tax operating loss for the quarter of between $65 million and $75 million, or $4.75 to $5.50 per share.

Substantially all of the increased provision for loan losses during the first quarter of 2008 relates to the Bank’s single family portfolio. The additional provision for loan losses recorded will result in the allowance for loan losses for the single family portfolio increasing to approximately 5% of the outstanding loan balances, compared with 2.5% at December 31, 2007.  Actual charge-offs for the quarter of approximately $29 million are also substantially all related to the single family portfolio.  The Bank’s portfolio of multi-family and commercial real estate loans, which are approximately 30% of the total loan portfolio, are not experiencing any significant delinquency or collectability issues, and allowance levels for those loans are not expected to change from the December 31, 2007 levels.

The Bank’s decision to substantially increase its estimate of losses on single family loans is based on both the continuing decline in California real estate prices during the first quarter of 2008 as well as the Bank’s analysis of the rate of delinquency on borrowers whose loan payments reset late in 2007 and in the first quarter of 2008.  The Bank was successful in modifying loan terms for borrowers on loan balances of approximately $122 million that were close to their payment reset date.   However, the Bank expects that many of the loans affected by payment resets will go through the foreclosure process over the next few quarters.

The Bank expects all capital ratios to remain in excess of the levels required to be considered well-capitalized as of March 31, 2008.  The Bank’s primary regulator considers an institution to be well-capitalized if its core capital ratio is at least 5% and its risk based capital ratio is 10% or more.  We anticipate that our core capital ratio will be approximately 10%, and our risk-based capital ratio will be approximately 19.5%.

Because of the high degree of investor interest in the Bank’s credit quality, the Bank is also releasing today, prior to the final completion of the Bank’s first quarter financial statements, the attached quarterly schedules concerning the loan portfolio at March 31, 2008 along with our REO and Loss Mitigation activity for the first quarter.  This information is in addition to the bank’s usual monthly report of operations.

The projected loan loss expense and estimated operating loss are preliminary and unaudited.  The Company expects to issue its quarter end earnings release on Wednesday, April 30, 2008.

This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, changes in laws and regulations affecting the Company’s business, the California real estate market, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

Contact: Douglas Goddard, Executive Vice President
(310) 302-1714

PRELIMINARY QUARTERLY LOAN PORTFOLIO ANALYSIS AND MONTHLY REPORT OF OPERATIONS FOLLOWS

EXHIBIT 99.2

PRELIMINARY QUARTERLY LOAN PORTFOLIO ANALYSIS
Unaudited, Unconsolidated
(Dollars in thousands)

Summary of Loan Portfolio Balances
	March 31, 2008		December 31, 2007
First trust deeds residential loans:
One to four units	$4,511,357		$4,652,876
Five or more units	$1,749,468		$1,709,815
Residential loans	$6,260,825		6,362,691

Other real estate loans	$163,970		$165,453
Non-Real estate loans	$106,324		$111,045
Total loans receivable	$6,531,119		6,639,189

Less:
Allowance for Loan Losses	$249,883		$128,058
Deferred loan origination (costs) fees	$(1,476)		$(7,083)
Net loans receivable	$6,282,712		$6,518,214

Single family loan portfolio by year of origination

Year of Origination	March 31, 2008		December 31, 2007
2003 and prior	$374,451	8.3%	$395,506	8.5%
2004	678,709	15.0%	725,904	15.6%
2005	1,947,025	43.1%	2,106,973	45.3%
2006	1,026,595	22.8%	1,066,660	22.9%
2007	364,182	8.1%	357,833	7.7%
2008	120,395	2.7%	-	-
Total single family portfolio	$4,511,357	100.0%	$4,652,876	100.0%

Single family loan portfolio by original LTV ratio

Original LTV Ratio	March 31, 2008		December 31, 2007
<65%	$780,105	17.3%	$817,580	17.6%
65 - 70%	494,561	11.0%	505,320	10.9%
70 - 75%	593,323	13.1%	593,386	12.8%
75 - 80%	2,272,613	50.4%	2,348,772	50.5%
80 - 85%	69,162	1.5%	73,564	1.6%
85 - 90%	247,644	5.5%	262,719	5.6%
>90%	53,949	1.2%	51,535	1.0%
Total single family portfolio	$4,511,357	100.0%	$4,652,876	100.0%

Single family loan portfolio by estimated current LTV ratio

Estimated Current LTV -Price Adjusted (1)	Loan Balance	% of Portfolio	Average Current LTV Ratio
<70%	$1,340,215	29.7%	52.2%
>70% <=80%	1,084,117	24.0%	75.4%
>80% <=90%	1,237,397	27.4%	85.0%
>90% <=100%	689,784	15.3%	93.8%
>100% <=110%	110,549	2.5%	102.7%
>110% <=120%	5,840	0.1%	112.0%
Not in MSAs	43,455	1.0%	N/A
Total single family portfolio	$4,511,357	100.0%	74.7%

(1) The current estimated loan to value ratio is based on OFHEO December 2007 data. The OFHEO housing price index provides a broad measure of the housing price movements by Metropolitan Statistical Area (MSA). In evaluating the potential for loan losses within the bank’s portfolio, the Bank considers both the fact that OFHEO data cannot reflect price movements for the most recent three months, and that individual areas within an MSA will perform worse than the average for the larger area. The Bank therefore also looks at sales data that is available by zip code, as well as the Bank’s experience with marketing foreclosed properties in estimating the loan loss reserve that is required.

PRELIMINARY QUARTERLY LOAN PORTFOLIO ANALYSIS
Unaudited, Unconsolidated
(Dollars in thousands)

Single family loan portfolio by borrower documentation type

Borrower documentation type	March 31, 2008		December 31, 2007
Verified Income/Verified Assets	$1,214,599	26.9%	$1,135,358	24.4%
Stated Income/Verified Assets	1,383,098	30.7%	1,468,686	31.6%
Stated Income/Stated Assets	1,420,761	31.5%	1,506,627	32.4%
No Income/No Assets	492,899	10.9%	542,205	11.6%
Total single family portfolio	$4,511,357	100.0%	$4,652,876	100.0%

Single family loan portfolio by geographic distribution

Region	March 31, 2008		December 31, 2007
Los Angeles County	$1,132,580	25.1%	$1,148,942	24.7%
San Francisco Bay Area	751,595	16.7%	775,303	16.7%
Central California Coast	568,613	12.6%	592,547	12.7%
San Diego Area	536,423	11.9%	558,452	12.0%
Orange County	429,423	9.5%	428,667	9.2%
San Bernardino/Riverside Counties	357,999	7.9%	374,303	8.1%
San Joaquin Valley	283,412	6.3%	298,788	6.4%
Sacramento Valley	259,249	5.7%	275,313	5.9%
Other	192,063	4.3%	200,561	4.3%
Total single family portfolio	$4,511,357	100.0%	$4,652,876	100.0%

Delinquent and nonaccrual loans by year of origination

Year of Origination	30-89 Days Delinquent		Non-accrual		Total
2003 and prior	$6,883	2.5%	$8,590	2.2%	$15,473	2.3%
2004	32,665	12.0%	40,481	10.3%	73,146	11.0%
2005	188,692	69.0%	292,993	74.4%	481,685	72.2%
2006	43,330	15.9%	50,585	12.9%	93,915	14.1%
2007	1,686	0.6%	937	0.2%	2,623	0.4%
2008	-	0.0%	-	0.0%	-	0.0%
Total	$273,256	100.0%	$393,586	100.0%	$666,842	100.0%

Delinquent and nonaccrual loans by geographic distribution

Region	Delinquent Balance	% of Total Delinquent	Delinquent % of regional portfolio
San Francisco Bay Area	$130,583	19.6%	17.4%
San Diego Area	104,335	15.7%	19.5%
San Joaquin Valley	81,250	12.2%	28.7%
Central California Coast	78,933	11.8%	13.9%
Los Angeles County	65,420	9.8%	5.8%
Sacramento Valley	61,443	9.2%	23.7%
San Bernardino/Riverside	54,086	8.1%	15.1%
Orange County	52,986	7.9%	12.3%
Other	37,806	5.7%	19.7%
Total	$666,842	100.0%	14.8%

Delinquent and nonaccrual loans by borrower documentation type

Borrower documentation type	Delinquent Balance	% of Total Delinquent	Delinquent % of documentation type
Verified Income/Verified Assets	$98,959	14.8%	8.1%
Stated Income/Verified Assets	218,342	32.8%	15.8%
Stated Income/Stated Assets	260,620	39.1%	18.3%
No Income/No Assets	88,921	13.3%	18.0%
Total	$666,842	100.0%	14.8%

PRELIMINARY QUARTERLY LOAN PORTFOLIO ANALYSIS
Unaudited, Unconsolidated
(Dollars in thousands)

Delinquent and nonaccrual loans by estimated current loan to value ratio

Estimated Current LTV -Price Adjusted (1)	Loan Balance	% of Total Delinquent	Average Estimated Current LTV Ratio
<70%	$57,084	8.6%	56.7%
>70% <=80%	154,657	23.2%	75.4%
>80% <=90%	224,128	33.6%	85.3%
>90% <=100%	183,155	27.4%	94.2%
>100% <=110%	39,875	6.0%	103.0%
>110% <=120%	2,698	0.4%	112.5%
Not in MSAs	5,245	0.8%	N/A
Total	$666,842	100.0%	84.2%

(1) The current estimated loan to value ratio is based on OFHEO December 2007 data.

Forecast of single family loan portfolio payment recast

Recast quarter (1)	Recast Balance	Number of Loans
2nd quarter 2008	$231,068	497
3rd quarter 2008	206,726	449
4th quarter 2008	169,155	364
Remaining 2008	606,949	1,310

1st quarter 2009	$131,984	301
2nd quarter 2009	121,125	273
3rd quarter 2009	177,208	412
4th quarter 2009	254,543	550
Total 2009	684,860	1,536

Thereafter	$1,690,337	3,432
Grand total	$2,982,146	6,278

(1) Period in which borrowers are estimated to reach their maximum negative amortization, and be required to make a fully amortizing payment, assuming all borrowers make the minimum payment, and no loans are prepaid prior to their reset date.

Real estate owned activity

Real Estate Owned	Balance	Number of Properties
Beginning balance	$21,089	74
Acquired REOs	65,699	143
Charged-offs and writedowns	(28,146)	-
Sold REOs	(13,095)	(53)
Ending REO Balance	$45,547	164
Properties in Escrow	$15,025	60

Loss Mitigation Activity

Loan modifications completed -2008 year to date	Loan Balance	Number of Loans
Loan terms modified to:
Five Year Interest Only	$61,873	122
Amortizing Fixed 5 Years	7,124	17
COFI Five Year Interest Only	31,345	62
COFI Amortizing	14,395	29
Other	6,898	8
Short Pays	3,003	5
Grand total (1)	$124,638	243

(1) Of these modified loans, 229 loans for $114.6 million were considered to be troubled debt restructurings, based on the Bank's underwriting of the the borrower and the property at the date of the modification

EXHIBIT 99.3

First Federal Bank of California PRELIMINARY MONTHLY REPORT OF OPERATIONS Unconsolidated Financial Highlights Unaudited (Dollars in thousands)

	As of, for the month ended March 31, 2008	As of, for the month ended February 29, 2008	As of, for the month ended March 31, 2007	As of, for the 3 months ended March 31, 2008	As of, for the 3 months ended March 31, 2007

Cash and investment securities	$395,119	$356,747	$429,631	$395,119	$429,631
Total mortgage-backed securities	$45,178	$45,474	$52,846	$45,178	$52,846
Total assets	$7,081,497	$7,117,415	$8,533,396	$7,081,497	$8,533,396

LOANS:
Total loans	$6,282,712	$6,417,264	$7,811,020	$6,282,712	$7,811,020

Loans funded:
Single-family loans	$83,188	$17,639	$65,248	$127,257	$219,618
Multi-family loans	39,170	42,636	21,749	145,138	34,268
Commercial & industrial real estate loans	1,640	5,333	-	7,723	4,455
Other loans	1,871	191	998	5,192	1,168
Total loans funded	$125,869	$65,799	$87,995	$285,310	$259,509
Loans originated for third parties:	-	-	23,631	3,354	46,758
Total loans originated:	$125,869	$65,799	$111,626	$288,664	$306,267

Percentage of ARMs originated	9%	35%	50%	15%	47%
Loan repayments:
Single-family loans	$78,625	$87,733	$249,007	$265,234	$636,491
Multi-family & commercial real estate loans	50,532	35,387	52,780	110,603	120,354
Other loans	1,224	4,265	3,001	9,950	15,689
	$130,381	$127,385	$304,788	$385,787	$772,534

Loans sold	$700	$-	$40,273	$1,060	$180,549
Percentage of adjustable rate loans to the total portfolio	86.46%	88.20%	97.08%
Non-performing assets to total assets ratio	6.20%	5.01%	0.46%

Delinquent loans:
Non-accrual single-family loans	$393,586	$315,955	$33,938
Single-family loans 30 to 89 days delinquent	$273,256	$282,975	$11,984

BORROWINGS:
Federal Home Loan Bank advances	$1,875,000	$1,803,000	$1,540,000
Reverse repurchase agreements	$370,000	$300,000	$898,448

DEPOSITS:
Retail deposits	$3,205,744	$3,127,984	$2,991,372
Wholesale deposits	855,703	1,023,444	2,140,178
	$4,061,447	$4,151,428	$5,131,550

Net increase (decrease)	$(89,981)	$(56,695)	$(113,708)	$(107,501)	$(770,568)

AVERAGE INTEREST RATES (CONSOLIDATED):

	As of, for the month ended March 31, 2008	As of, for the month ended February 29, 2008	As of, for the month ended March 31, 2007	As of, for the 3 months ended March 31, 2008	As of, for the 3 months ended March 31, 2007
Yield on loans	6.69%	6.96%	8.03%	6.96%	7.96%
Yield on investments	5.05%	5.18%	5.45%	5.09%	5.51%
Yield on earning assets	6.57%	6.84%	7.88%	6.82%	7.81%
Cost of deposits	3.63%	3.94%	4.50%	3.87%	4.53%
Cost of borrowings	4.19%	4.72%	5.38%	4.56%	5.40%
Cost of money	3.84%	4.21%	4.79%	4.12%	4.80%
Earnings spread	2.73%	2.63%	3.09%	2.70%	3.01%
Effective net spread	3.01%	2.95%	3.34% (1)	2.91%	3.45% (1)

(1) Effective net spread was computed based on 360 days a year.